UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 1, 2011

China Marine Food Group Limited
(Exact name of Registrant as specified in its charter)

NEVADA	333-40790	87-0640467
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Da Bao Industrial Zone, Shishi City Fujian, China	362700
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 85-595-8898-7588

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2011, China Marine Food Group Limited (the “Company”) granted compensatory stock awards totaling 700,000 common shares to certain of its officers, directors and employees.  These stock awards vested in full on the date of the grant but are subject to forfeiture in full if the grantee ceases to be employed by the Company for any reason within one year from the date of the grant, pursuant to stock award agreements between the Company and grantees dated April 1, 2011.

The stock awards were granted under the terms of the China Marine Food Group Limited Stock Award Plan effective on December 14, 2010 (the “Plan”). This Plan is designed to provide incentives to eligible employees who are responsible for the growth and success of the Company, and its subsidiaries, to increase their proprietary interest in the Company and thereby encourage their continuing association with the Company and provide an incentive for them to exert maximum efforts for the success of the Company.

The stock awards were approved by the Compensation Committee on March 31, 2011, on the basis that the Company seeks to align the long-term interests of the employees with those of shareholders and the long-term success of the Company. The Committee considered several factors, including the recognition that it had not previously authorized stock awards to employees or directors, the employees’ length of service to the Company and the Company's historical financial and operational performance.

The stock awards were granted to the following directors and officers; Mr. Pengfei Liu, Chief Executive Officer and Chairman of the Board, was granted 130,000 shares of common stock; Mr. Weipeng Liu, a Director who is also our Facilities and  Procurement Manager with responsibility for  overseeing the construction, operation and maintenance of our equipment and production facilities, was granted 100,000 shares of common stock; Mr. Hon Wai Ku, Chief Financial Officer of the Company, was granted 50,000 shares of common stock. The balance of the shares issued were given to directors of sales and marketing for Mingxiang® foods and Hi-Power beverages,  production and quality control managers at both locations and certain employees.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

No. 10.1	Form of Stock Award Agreement dated April 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MARINE FOOD GROUP LIMITED

Dated: April 4, 2010	By:	/s/ Pengfei Liu
Pengfei Liu, Chief Executive Officer